Exhibit 23.1


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-105662 of Rite Aid Corporation on Form S-8 of our report dated June 29, 2007, appearing in this Annual Report on Form 11-K of Rite Aid 401(k) Distribution Employees Savings Plan for the year ended December 31, 2006.

/s/ Deloitte & Touche LLP

Philadelphia, Pennsylvania
June 29, 2007